Exhibit 99.1

Federal Trust Corporation Announces Date of Annual Meeting of Shareholders

           SANFORD, Fla., April 14 /PRNewswire-FirstCall/ -- Federal Trust Corporation (Amex: FDT), a $744.7 million-asset thrift holding company based in Sanford, Florida, announced that its Annual Meeting of Shareholders will be held at 10:00 a.m. on May 26, 2006, at the Springhill Suites, 201 North Towne Road, Sanford, Florida 32771

           Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a $738 million federally-chartered, FDIC-insured savings bank. Federal Trust Bank operates from seven full-service offices in Sanford, Winter Park, Casselberry, New Smyrna Beach, Orange City, Deltona and Lake Mary, Florida. The Company’s Executive and Administrative Offices are located in Sanford, Florida.

           Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

           Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Federal Trust Corporation’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward- looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

           For further information regarding Federal Trust Corporation, please read the Federal Trust Corporation reports filed with the SEC and available at http://www.sec.gov .  Press Releases and other information about Federal Trust Corporation can be found on PR Newswire at http://www.prnewswire.com or at Federal Trust’s website at http://www.federaltrust.com .

          For more information, contact:
          Marcia Zdanys,
          Corporate Secretary/Investor Relations
          (407) 323-1833

SOURCE  Federal Trust Corporation
          -0-                                        04/14/2006
          /CONTACT:  Marcia Zdanys, Corporate Secretary, Investor Relations, Federal Trust Corporation, +1-407-323-1833/
          /Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/19990513/FDTRLOGO
                              AP Archive:  http://photoarchive.ap.org
                              PRN Photo Desk, photodesk@prnewswire.com /
          /Web site:  http://www.federaltrust.com /